UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 15, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

IA Global Inc. (Amex: IAO) (the “Company”) announced that Masazumi Ishii was appointed to the Company’s Board of Directors (the “Board”) and Chairman of the Merger and Acquisition Committee on July 15, 2006. Mr. Ishii will serve on the Board until our Annual Meeting of Shareholders in 2007, at which time the Company anticipates that Mr. Ishii will be nominated to serve for an additional term. Mr. Ishii is founder and Managing Director of AZCA, Inc., a professional services firm based in Menlo Park, California, specializing in Japan and Asia-Pacific corporate development for high technology ventures. He has over 25 years of experience as a professional in international business and high technology. Mr. Ishii is also a Managing Director of Noventi, a venture capital firm based in Menlo Park, California. He has been an active venture investor in emerging technology companies during the past 15 years. Formerly, Mr. Ishii worked at McKinsey & Company, Inc. as a senior management consultant and at IBM as a systems engineer.

Mr. Ishii serves on the board and the advisory board of several multinational companies. He is a frequent speaker and writer on issues involving international business development in the high technology industry. He is also a visiting professor at Shizuoka University in Japan. Mr. Ishii holds a Bachelor of Engineering in mathematical engineering and instrumentation physics from the University of Tokyo and a Master of Science in computer science from Stanford University. Mr. Ishii is Managing Director of AZCA Inc. and has over twenty years experience in international business and high technology assisting companies.

The Board has determined that Mr. Ishii qualifies as an independent director under the American Stock Exchange listing standards. There was no arrangement or understanding pursuant to which Mr. Ishii was elected as a director, and there are no related party transactions between Mr. Ishii and the Company. For accepting appointment as an outside director, Mr. Ishii will receive an option to purchase shares of common stock pursuant to the Company’s 2000 Stock Option Plan in an amount to be determined by the Compensation Committee and director fees of $2,200 per month.

ITEM 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press release dated July 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: July 19, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer